SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 6, 2006

priceline.com Incorporated
(Exact name of registrant as specified in its charter)

Delaware	0-25581	06-1528493
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Connecticut Avenue, Norwalk, Connecticut	06854
(Address of principal office)	(zip code)

N/A
(Former name or former address, if changed since last report)

Item 1.01               Entry into a Material Definitive Agreement.

On November 6, 2006, priceline.com Incorporated (“priceline.com”) entered into two indenture agreements between priceline.com and American Stock Transfer and Trust Company, as trustee (the “Trustee”).  One of the indenture agreements (the “New 1.00% Indenture”) is in connection with priceline.com’s new 2006 1.00% Convertible Senior Notes due 2010 (the “New 1.00% Notes”), and the other indenture agreement (the “New 2.25% Indenture,” and collectively with the New 1.00% Indenture, the “New Indentures”) is in connection with priceline.com’s new 2006 2.25% Convertible Senior Notes due 2025 (the “New 2.25% Notes,” and collectively with the New 1.00% Notes, the “New Notes”).  The New 1.00% Notes and the New 2.25% Notes will be issued in exchange for those of priceline.com’s outstanding 1.00% Convertible Senior Notes due 2010 (the “Outstanding 1.00% Notes) and 2.25% Convertible Senior Notes due 2025 (the “Outstanding 2.25% Notes,” and collectively with the Outstanding 1.00% Notes, the “Outstanding Notes”), respectively, which were validly tendered pursuant to priceline.com’s exchange offer made pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended.  See Item 3.02, below.

The New 1.00% Notes and the New 2.25% Notes mature on August 1, 2010 and January 15, 2025, respectively, unless earlier redeemed, repurchased or converted. The New Notes are priceline.com’s general unsecured senior subordinated obligations and rank contractually equal with priceline.com’s other subordinated obligations, including its outstanding 0.50% Convertible Senior Notes due 2011, its outstanding 0.75% Convertible Senior Notes due 2013 and any Outstanding Notes that were not validly tendered for exchange.

The Company will pay interest on the New 1.00% Notes at an annual rate of 1.00%, on February 1 and August 1 of each year, beginning February 1, 2007.  The Company will pay interest on the New 2.25% Notes at an annual rate of 2.25%, on January 15 and July 15 of each year, beginning January 15, 2007.

In certain circumstances set forth in the New Indentures, the New Notes will be convertible into cash up to the principal amount, and any conversion value above the principal amount will be settled, at the option of priceline.com, in cash or shares of priceline.com common stock, based on a conversion rate of 25 shares of common stock per $1,000 principal amount of the New 1.00% Notes (which represents a conversion price of approximately $40.00 per share), and 26.3505 shares of common stock per $1,000 principal amount of the New 2.25% Notes (which represents a conversion price of approximately $37.95 per share), subject to adjustment as provided in the respective New Indenture.

Prior to their maturity, the New Notes will be convertible only in certain circumstances, which include:

 (i)          with respect to the New 1.00% Notes, (a) on or prior to August 1, 2008, the closing sale price of priceline.com’s common stock for at least 20 trading days in the period of the 30 consecutive trading days ending on the first day of a conversion period (as defined in the New 1.00% Indenture) is more than 110% of the applicable conversion price then in effect for the New 1.00% Notes, and (b) on any date after August 1, 2008, the closing sale price of priceline.com’s common stock is more than 110% of the applicable conversion price then in effect for the New 1.00% Notes;

(ii)          with respect to the New 2.25% Notes, (a) on or prior to January 15, 2020, the closing sale price of priceline.com’s common stock for at least 20 trading days in the period of the 30 consecutive trading days ending on the first day of a conversion period (as defined in the New 2.25% Indenture) is more than 120% of the applicable conversion price then in effect for the New 2.25% Notes, and (b) on any date after January 15, 2020, the closing sale price of priceline.com’s common stock is more than 120% of the applicable conversion price then in effect for the New 2.25% Notes;

(iii)       if priceline.com distributes to all or substantially all holders of its common stock rights, options or warrants entitling them to purchase common stock at less than the closing sale price of the  common stock on the day preceding the declaration of such distribution;

(iv)      if priceline.com distributes to all or substantially all holders of its common stock cash, assets, debt securities or capital stock, which distribution has a per share value as determined by priceline.com’s board of directors exceeding 5% of the closing sale price of priceline.com common stock on the day preceding the declaration of such distribution;

(v)         if priceline.com is a party to any transaction or event that constitutes (i) a “designated event” under the respective New Indenture or (ii) a combination, merger, binding share exchange or sale or conveyance of all or substantially all of the Company’s property and assets, in each case pursuant to which the Company’s common stock would be converted into cash, securities and/or other property that does not also constitute a designated event; or

(vi)      if, on or after (a) August 1, 2008 for the New 1.00% Notes or (b) January 20, 2010 for the 2.25% Notes, priceline.com calls any security for redemption.

The New Notes may also be converted for the five business day period after any five consecutive trading day period in which the average trading prices for the New Notes for such five day trading period was less than 95% of the average conversion value (as defined in the respective New Indenture) for the New Notes during that period.

The conversion rate of the New Notes is subject to adjustment upon certain events.  On or after August 1, 2008, with respect to the New 1.00% Notes, and January 20, 2010, with respect to the New 2.25% Notes, priceline.com may redeem all or a portion of the respective New Notes at 100% of the principal amount plus accrued and unpaid interest.

The New Indentures contain customary events of default with respect to the New Notes, including failure to make required payments, failure to comply with certain agreements or covenants, acceleration of certain other indebtedness, and certain events of bankruptcy and insolvency. Events of default under the New Indentures arising from certain events of bankruptcy or insolvency will automatically cause the acceleration of the amounts due under the New Notes. If any other event of default under the New Indentures occur and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding respective New Notes may declare the acceleration of the amounts due under the New Notes.

The foregoing description of the New Indentures is qualified in its entirety by reference to the Indentures which are included as Exhibits 4.1 and 4.2 to this report.

Item 2.02.              Results of Operations and Financial Conditions

                On November 8, 2006, priceline.com announced its financial results for the 3rd quarter ended September 30, 2006.  A copy of priceline.com’s consolidated balance sheet at September 30, 2006 and consolidated statement of operations for the three and nine months ended September 30, 2006 are included in the financial and statistical supplement attached to the press release attached as Exhibit 99.1 to this Current Report on Form 8-K.  The consolidated balance sheet at September 30, 2006 and consolidated statement of operations for the three and nine months ended

September 30, 2006 shall be treated as “filed” for purposes of the Securities Exchange Act of 1934, as amended.

Item 2.03                                             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

                See Item 1.01.

Item 3.02               Unregistered Sale of Equity Securities.

On November 8, 2006, priceline.com announced the results of its offer to exchange (the “exchange offer”) $1,000 principal amount of its New 1.00% Notes for each $1,000 principal amount of its Outstanding 1.00% Notes and $1,000 principal amount of its New 2.25% Notes for each $1,000 principal amount of its Outstanding 2.25% Notes.  The exchange offer expired at midnight, New York City time, on Monday, November 6, 2006 (the “expiration date”).  The exchange offer was made pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended.

As of the expiration date, $124,814,000 aggregate principal amount of Outstanding 1.00% Notes, representing approximately 99.85% of the total Outstanding 1.00% Notes, and $100,000,000 aggregate principal amount of Outstanding 2.25% Notes, representing 100.0% of the total Outstanding 2.25% Notes, had been tendered.  In accordance with the terms of the exchange offer, priceline.com has accepted for exchange all of the validly tendered Outstanding Notes.

The exchange agent for the exchange offer was American Stock Transfer & Trust Company. The information agent for the exchange offer was D.F. King & Co., Inc. Any questions regarding the exchange offer or requests for additional copies of the offering circular and related documents which describe the exchange offer in more detail should be directed to D.F. King & Co., Inc. at (212) 269-5550 (banks and brokers) or (888) 886-4425 (all others).

Item 7.01.              Regulation FD Disclosure

On November 8, 2006, priceline.com announced its financial results for the fiscal quarter ended September 30, 2006.  A copy of priceline.com’s press release announcing these financial results and certain other information is attached as Exhibit 99.1 to this Current Report on Form 8-K.

During its earnings conference call, priceline.com announced its “organic” gross travel bookings increased approximately 45% in the 3rd quarter 2006 when compared to the 3rd quarter 2005.  Gross travel bookings refer to the total dollar value, inclusive of all taxes and fees, of all travel services purchased by consumers.  “Organic” gross travel bookings exclude the sale of Travelweb hotel rooms through Orbitz and assumes that priceline.com owned Bookings B.V., which was acquired in July 2005, during all of 2005.

Priceline.com stated that in the 3rd quarter 2006 it had approximately $35 million in net cash from operating activities and total capital expenditures of approximately $3.3 million.  The company noted that it had expended approximately $18 million of cash in the 3rd quarter 2006 to purchase a portion of the minority interest in Priceline Europe from the minority shareholders.  The company noted that 3rd quarter 2006 GAAP results were favorably impacted by (a) a favorable ruling from the Internal Revenue Service with respect to Federal transportation excise taxes resulting in the reversal of a $1.6 million accrual and (b) the receipt of a $1.7 million state franchise tax credit.

The company noted that it did not intend to renew its online marketing agreement with Orbitz, which expires on December 31, 2006. The company explained that while Orbitz was a good source of customer traffic, the resulting transactions did not meet the company's return on investment hurldes. The company indicated that the decision not to renew the agreement may cost the company up to approximately 5% of its 2007 merchant volume, after taking into account estimated dilution (customers that would shop priceline.com anyway), but that it would free advertising dollars for investment in other online channels.

With respect to 2006 guidance, priceline.com announced that it expected consolidated advertising expenses of approximately $33 to $36 million in the 4th quarter 2006 and expected approximately 85% of that amount to be spent “on-line.”  Priceline.com estimated that sales and marketing expenses in the 4th quarter 2006 would be between $10 and $11 million.  Priceline.com stated that it expected personnel costs to be approximately $16 to $17 million in the 4th quarter 2006.  With respect to 4th quarter 2006, priceline.com stated it expected general and administrative expenses of approximately $7.2 to $7.7 million, information technology expenses of approximately $2.6 to $2.8 million, and depreciation and amortization expenses, excluding acquisition related amortization, of approximately $2.7 million.  Priceline.com estimated that it would have cash income tax expense of approximately $2.8 million in the 4th quarter 2006 comprised of alternative minimum tax in the United States and additional income taxes in Europe.

With respect to GAAP financial results, the company said it expected to report GAAP net income of approximately $0.13 to $0.19 per diluted share in the 4th quarter 2006 and $1.24 to $1.54 per diluted share for full-year 2007.  In discussing its guidance, the company emphasized that, while Priceline Europe had delivered to date substantially ahead of the company’s expectations, it was likely that Priceline Europe’s annualized growth rates would decline as its performance was compared to stronger 4th quarter 2005 and full-year 2006 results.  The Company noted that Priceline Europe's gross travel bookings in October grew at lower annualized rates than in the 3rd quarter 2006. The company noted that its financial guidance was based upon a current diluted share count of approximately 38.5 million shares and that the currently outstanding convertible notes had little dilutive impact on the company’s current share count and earnings per share.  However, the company explained that if its stock traded above the conversion prices in its outstanding convertible notes, the company’s diluted share count would increase by the net number of shares that would become issuable to the holders of the company’s outstanding convertible notes and, as a consequence, have a dilutive impact on earnings per share.

The information set forth above and in the attached press release contains forward-looking statements relating to priceline.com’s performance during 2006.  Readers are cautioned not to place undue reliance on forward-looking statements.  All forward-looking statements are based upon information available to priceline.com on the date this report was submitted.  Priceline.com undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  A more thorough discussion of certain factors which may affect priceline.com’s operating results is included in priceline.com’s recent filings with the Securities and Exchange Commission and will also be included in priceline.com’s Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2006 to be filed with the Securities and Exchange Commission on or about November 9, 2006.  The information set forth above is qualified in its entirety by reference to the press release (which includes a financial and statistical supplement and information about forward-looking statements), a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01 (including Exhibit 99.1 hereto and the accompanying financial and statistical supplement and related information) shall not be treated as “filed” for purposes of the Securities Exchange Act of 1934, as amended.

Item 9.01.              Financial Statements and Exhibits

                (c) Exhibits

4.1	Indenture relating to New 1.00% Notes, dated as of November 6, 2006, between priceline.com Incorporated and American Stock Transfer and Trust Company, as Trustee.
4.2	Indenture relating to New 2.25% Notes, dated as of November 6, 2006, between priceline.com Incorporated and American Stock Transfer and Trust Company, as Trustee.
99.1

Press release (which includes a financial and statistical supplement and related information) issued by priceline.com Incorporated on November 8, 2006 relating to, among other things, its 3rd quarter 2006 earnings. The consolidated balance sheet at September 30, 2006 and consolidated statement of operations for the three and nine months ended September 30, 2006 shall be treated as “filed” for the purposes of the Securities and Exchange Act of 1934, as amended, and the remaining information shall be treated as “furnished.”

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRICELINE.COM INCORPORATED

By:	/s/ Jeffery H. Boyd
Name: Jeffery H. Boyd
Title: President and Chief Executive Officer

Date:  November 8, 2006

EXHIBIT INDEX

Exhibit No.	Description
4.1	Indenture relating to New 1.00% Notes, dated as of November 6, 2006, between priceline.com Incorporated and American Stock Transfer and Trust Company, as Trustee.
4.2	Indenture relating to New 2.25% Notes, dated as of November 6, 2006, between priceline.com Incorporated and American Stock Transfer and Trust Company, as Trustee.
99.1

Press release (which includes a financial and statistical supplement and related information) issued by priceline.com Incorporated on November 8, 2006 relating to, among other things, its 3rd quarter 2006 earnings. The consolidated balance sheet at September 30, 2006 and consolidated statement of operations for the three and nine months ended September 30, 2006 shall be treated as “filed” for the purposes of the Securities and Exchange Act of 1934, as amended, and the remaining information shall be treated as “furnished.”